Compu-DAWN, Inc.
                                   EXHIBIT 11
                    COMPUTATION OF EARNINGS PER COMMON SHARE



                                                           For the Year Ended
                                                               December 31,
                                                            1997         1996
                                                        -----------   ---------

NET (LOSS)                                              $(4,436,745)  $(570,769)
                                                         ==========    ========


WEIGHTED AVERAGE SHARES:
      Common shares outstanding                           1,556,587    1,219,700
      Assumed conversion of cheap options and warrants      713,460      459,213
                                                         ----------    ---------

                                                          2,270,047    1,678,913
                                                          =========    =========

BASIC EARNINGS (LOSS) PER COMMON SHARE                       $(1.95)      $(.34)
                                                             ======        =====








                                 - Exhibit 11 -